UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2005

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-16751 (Commission File Number)	35-2145715 (IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement

Settlement Agreement

On July 11, 2005, WellPoint, Inc. (the “Company”) entered into a settlement agreement (the “Agreement”) with representatives of more than 700,000 physicians nationwide, with respect to the action brought by Charles B. Shane, M.D. and others, which has been designated as the lead case in the various class-action lawsuits brought against the Company and its subsidiaries on behalf of health care providers pending in the U.S. District Court for the Southern District of Florida.

Under the Agreement, the Company has agreed to make cash payments totaling $198 million, of which $135 million will be paid to physicians and $5 million will be contributed to a not-for-profit foundation whose mission is to promote higher quality health care and to enhance the delivery of care to the disadvantaged members of the public. In addition, up to $58 million will be paid in legal fees to be determined by the court. The Company also has agreed to implement and maintain a number of operational changes such as standardizing the definition of medical necessity in physician contracts, creating a formalized Physician Advisory Committee and modifying some of the Company’s claims payment and physician contracting provisions. The Agreement is subject to, and conditioned upon, review and approval by the U.S. District Court for the Southern District of Florida.

The litigation to which the Agreement relates includes two national lawsuits against both pre-merger companies, WellPoint Health Networks Inc. (“WellPoint Health”) and Anthem, Inc. (the name of which was changed to WellPoint, Inc. as a result of the merger). As previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, in May 2000, a case titled California Medical Association vs. Blue Cross of California, et. al., was filed in U.S. District Court in San Francisco against Blue Cross of California (“BCC”), one of WellPoint Health’s subsidiaries. The lawsuit alleged that BCC violated the Racketeer Influenced and Corrupt Organizations Act (“RICO”). In August 2000, WellPoint Health was added as a party to Shane v. Humana, et al., a class-action lawsuit brought in the U.S. District Court for the Southern District of Florida on behalf of health care providers nationwide alleging RICO violations and, on September 26, 2002, Anthem, Inc. was added as a defendant to this lawsuit. These lawsuits and various other pending managed care class-action lawsuits were consolidated in October 2000 into the current pending action in the U.S. District Court for the Southern District of Florida. A second national lawsuit to which the Agreement relates, Thomas v. Blue Cross and Blue Shield Association, et al., was filed in the United States District Court for the Southern District of Florida in May 2003 by a proposed class of physicians against the Blue Cross and Blue Shield Association and various Blue Cross and Blue Shield licensee companies across the country, including WellPoint Health, Anthem, Inc. and a number of their direct and indirect subsidiaries.

Item 7.01—Regulation FD Disclosure

On July 11, 2005, the Company issued a press release announcing the Agreement described in Item 1.01 above.

A copy of the press release announcing the Agreement is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.		Financial Statements, Pro Forma Financial Information and Exhibits.

(c	)	Exhibits.

The following exhibit is being filed herewith:

Exhibit No.	Exhibit

99.1	Press Release dated July 11, 2005 announcing WellPoint, Inc.’s Key Agreement with Physicians.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2005

WELLPOINT, INC.

By:	/S/ ANGELA F. BRALY
Name:Angela F. Braly
Title: Executive Vice President, General Counsel and Chief Public Affairs Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated July 11, 2005 announcing WellPoint, Inc.’s Key Agreement with Physicians.